SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2007

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

1-31599 (Commission File Number)	98-032908 (I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

(441) 278-0440
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Forward Equity Transaction

On September 10, 2007, Endurance Specialty Holdings Ltd. (the “Company”) entered into an equity forward sale agreement under which it is entitled to sell an aggregate of between 2,984,772 and 4,786,827 ordinary shares to an affiliate of Deutsche Bank Securities Inc. (the “forward counterparty”), subject to the Company’s right to cash settle or net share settle such agreement.

The forward counterparty initially sold 2,200,000 ordinary shares in a public offering in order to hedge its position under the forward sale agreement.  The forward counterparty will sell up to 2,586,827 additional ordinary shares in the future from time to time in connection with the forward sale agreement.

The Company will not initially receive any proceeds from the sale of its ordinary shares by the forward counterparty but it will receive proceeds upon any prepayment, and may receive proceeds upon settlement, of the forward sale agreement. The Company will use any proceeds it receives from the forward counterparty upon settlement or any prepayment of the forward sale agreement for general corporate purposes. Subject to any subsequent prepayment as described herein, and further assuming the Company physically settles the forward sale agreement, the Company would expect to receive approximately $150 million upon settlement of the forward sale agreement.

Forward Sale Agreement

The Company has entered into a forward sale agreement dated as of September 10, 2007, under which the Company will sell its ordinary shares to an affiliate of Deutsche Bank Securities Inc., which affiliate is referred to as the forward counterparty.

The forward sale agreement will be composed of forty separate components, each relating to approximately 119,670 underlying ordinary shares. Subject to the Company’s right to elect cash or net share settlement with respect to all of or a portion of all of the components of the forward sale agreement, or to terminate early, or accelerate settlement of any component of the forward sale agreement, the forward sale agreement will be physically settled, by delivery of the requisite number of the Company’s ordinary shares, over a forty business day period beginning July 20, 2010 subject to adjustment in certain circumstances, with each day in such period relating to a single component. Upon full physical settlement of any component of the forward sale agreement, the Company will deliver to the forward counterparty a number of ordinary shares equal to:

EDGAR

•

if the volume-weighted average price, calculated excluding some transactions on the relevant date that would not qualify for a regulatory safe harbor relating to issuer repurchase transactions, of the Company’s ordinary shares on the valuation date for such component (which will generally be the trading day three business days prior to the settlement date for such component) is less than or equal to $31.3360 (which is referred to as the forward floor price), the number of shares underlying such component;

•

if such volume-weighted average price is greater than the forward floor price, but less than or equal to $50.2551 (which is referred to as the forward cap price), the forward floor price, divided by such volume-weighted average price, multiplied by the number of shares underlying such component; and

•

if such volume-weighted average price is greater than the forward cap price, approximately 62.3539% (which is referred to as the participation percentage and is equal to the forward floor price divided by the forward cap price) of the number of shares underlying such component;

and, assuming the Company has not previously elected prepayment with respect to such component (or has subsequently repaid such prepayment), the forward counterparty will pay the Company an amount of cash equal to the forward floor price, multiplied by the number of ordinary shares underlying such component. If the Company has previously elected prepayment with respect to such component (and has not subsequently repaid such prepayment), the forward counterparty will not make any payment to the Company in respect of the ordinary shares that the Company delivers in settlement of the relevant component.

The Company may elect to net share settle all of or a portion of all of the components of the forward sale agreement for which the Company has not previously elected prepayment (or has subsequently repaid such prepayment). For each component that is fully net share settled:

•

if the volume-weighted average price, calculated as described above, of the Company’s ordinary shares on the valuation date for such component is less than or equal to the forward floor price, the forward counterparty will deliver to the Company a number of ordinary shares equal to (x) the forward floor price, minus such volume-weighted average price, divided by (y) such volume-weighted average price, multiplied by (z) the number of shares underlying such component;

•

if such volume-weighted average price is greater than the forward floor price, but less than or equal to the forward cap price, no shares will be delivered by either party; and

•

if such volume-weighted average price is greater than the forward cap price, the Company will deliver to the forward counterparty a number of ordinary shares equal to (x) the participation percentage, multiplied by (y) such volume-weighted average price minus the forward cap price, divided by such volume-weighted average price, multiplied by (z) the number of shares underlying such component.

The Company may also elect to cash settle all of or a portion of all of the components of the forward sale agreement. For each component of the forward sale agreement that is fully cash settled, if the Company has not elected prepayment with respect to such component (or has subsequently repaid such prepayment), the Company will pay the forward counterparty, or the forward counterparty will pay the Company, as the case may be, the cash value of the shares that the Company would have delivered to the forward counterparty, or the forward counterparty would have delivered to the Company, had the Company elected net share settlement of such component, determined using the volume-weighted average price described above. For each component of the forward sale agreement that is fully cash settled, if the Company has elected prepayment with respect to such component (and has not subsequently repaid such prepayment), the Company will pay the forward counterparty the cash value of the shares that the Company would have delivered to the forward counterparty had the Company elected physical settlement of such component, determined using that volume-weighted average price.

If the Company elects for more than one settlement method to apply to all components of the forward sale agreement, in the relevant settlement method election notice, the Company shall specify, as a number of the aggregate number of ordinary shares underlying the forward sale agreement, the portion of all components thereof to be settled by each settlement method.

The Company will have the right to elect prepayment with respect to one or more components of the forward sale agreement if the Company has not previously elected prepayment, or has subsequently made a repayment, of such component. If the Company so elects prepayment of a component, the forward counterparty will pay the Company the present value of the product of the number of shares underlying any such component and the forward floor price.  The Company will also have the right to repay any amounts with respect to which the Company has elected prepayment (with an appropriate adjustment to reflect the time value of money).

The Company may terminate one or more components of the forward sale agreement, in which case the Company will pay the forward counterparty, or the forward counterparty will pay the Company, the net value of any such terminated component adjusted to reflect the cost to the forward counterparty of such termination. The Company may also accelerate the settlement of one or more components of the forward sale agreement, in which case, the Company and/or the forward counterparty will make the payments and deliveries described above for the relevant settlement method, subject to an adjustment to reflect the economic effect of such accelerated settlement.

The Company is obligated to make a periodic payment to the forward counterparty equal to an agreed percentage of the product of the number of shares underlying the applicable forward sale agreement and the forward floor price.

The number of ordinary shares underlying the forward sale agreement may be reduced or the formula described above may be modified (or both) in the event that the forward counterparty is unable to introduce the full number of shares underlying the forward sale agreement into the public markets (including as a result of the prospectus being unusable as a result of the Company’s possession of undisclosed information, including the Company’s earnings). If the number of ordinary shares is so reduced, the Company would not be entitled to receive the full anticipated proceeds upon physical settlement or prepayment of the forward sale agreement. It is not anticipated that any such reduction would reduce the number of ordinary shares underlying the forward sale agreement (and thus proceeds) below approximately 46% of the anticipated number of ordinary shares (or amount of proceeds).

The forward sale agreement will provide for customary anti-dilution and other adjustments. In addition, if the Company pays any regular quarterly cash dividend that is greater than or less than $0.25 per share, any non-cash dividend or any cash dividend that is not a regular quarterly dividend, the payment and delivery terms of the forward sale agreement will be adjusted to preserve for the parties the fair value of the forward sale agreement.

The forward sale agreement may be terminated by the forward counterparty upon the occurrence of certain events, including if (i) the forward counterparty is unable to borrow a sufficient number of the Company’s ordinary shares to hedge its position under the forward sale agreement on agreed terms, (ii) the Company is a party to a merger, amalgamation (or similar event) or recapitalization in which holders of the Company’s ordinary shares receive cash or property other than equity securities traded on specified exchanges, (iii) a change in law (as such term is defined in the forward sale agreement) occurs or (iv) a nationalization, insolvency, delisting or insolvency filing (as each such term is defined in the forward sale agreement) with respect to the Company (or its ordinary shares in the case of a delisting) occurs.

The forward sale agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press releases of the Company dated September 10, 2007 and September 11, 2007, respectively, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 8.01. Other Events.

A copy of the underwriting agreement relating to the offering of ordinary shares by the forward counterparty is filed hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Forward Sale Agreement, dated September 10, 2007, between Deutsche Bank AG, London Branch and the Company.
10.2	Underwriting Agreement, dated September 10, 2007, among the Company, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch.
99.1	Press Release of the Company, dated September 10, 2007.
99.2	Press Release of the Company, dated September 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 12, 2007

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Forward Sale Agreement, dated September 10, 2007, between Deutsche Bank, AG London Branch and the Company.
10.2	Underwriting Agreement, dated September 10, 2007, among the Company, Deutsche Bank Securities Inc. and Deutsche Bank, AG London Branch.
99.1	Press Release of the Company, dated September 10, 2007.
99.2	Press Release of the Company, dated September 11, 2007.